UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
—————————
FORM 8-K
—————————
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2018
—————————
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway, Suite 200 Greenwood Village, Colorado, 80111 (Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
—————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.
On January 29, 2018, pursuant to a full exercise by NSA OP, LP (the "Operating Partnership") of its remaining expansion option and a partial exercise of its Additional Expansion Option (defined below) under its amended and restated credit agreement dated as of May 6, 2016 (as amended, the "Credit Agreement"), the Operating Partnership, as borrower, certain of its subsidiaries that are party to the Credit Agreement, as subsidiary guarantors, and National Storage Affiliates Trust (the "Company"), as parent guarantor, entered into a third increase agreement and amendment (the "Increase Agreement") with KeyBank National Association, as Administrative Agent (the "Administrative Agent"), and the lenders party thereto, as the increase lenders, to provide a new tranche D term loan facility ("Term Loan D") in an aggregate outstanding principal amount of $125.0 million, which increases the total borrowing capacity under the credit facility to $1.02 billion, consisting of four components: (i) a $400.0 million revolving line of credit, (ii) a tranche A term loan facility, which provides for a total borrowing commitment of up $235.0 million, (iii) a tranche B term loan facility, which provides for a total borrowing commitment of up to $155.0 million, (iv) a tranche C term loan facility, which provides for a total borrowing commitment of up to $105.0 million, and (v) Term Loan D, which provides for a total borrowing commitment of up to $125.0 million. The Operating Partnership renewed the expansion option under the credit facility to permit an additional $300 million of revolving commitments and/or term loans (the "Additional Expansion Option"), which was partially exercised in the amount of $20 million in connection with Term Loan D. If exercised in full, the Additional Expansion Option would provide for a total borrowing capacity under the credit facility of $1.3 billion.
Term Loan D matures on January 29, 2023. It is not subject to any scheduled reduction or amortization payment prior to maturity. Interest rates applicable to loans under Term Loan D are determined based on a 1, 2, 3 or 6 month LIBOR period (as elected by the Company at the beginning of any applicable interest period), plus an applicable margin, or a base rate, determined by the greatest of the Key Bank prime rate, the federal funds rate plus 0.50% or one month LIBOR plus 1.00%, plus an applicable margin. The applicable margins for Term Loan D are leverage based and range from 1.30% to 1.85% for LIBOR loans and 0.30% to 0.85% for base rate loans; provided that after such time as the Company achieves an investment grade rating from at least two rating agencies, the Company may elect (but is not required to elect) that Term Loan D is subject to the rating based on applicable margins ranging from 0.90% to 1.75% for LIBOR Loans and 0.00% to 0.75% for base rate loans. Term Loan D may be prepaid at any time without penalty.
Other than the increases and amendments related to Term Loan D and the Additional Expansion Option described above, the Increase Agreement did not impact or amend the Credit Agreement's previously disclosed terms, including its covenants, events of default, or terms of payment.
The description above is only a summary of the material provisions of the Increase Agreement and is qualified in its entirety by reference to a copy of the Increase Agreement, which will be filed with the Company's next annual report on Form 10‑K. The Credit Agreement was filed on August 9, 2016 as Exhibit 10.3 to the Company's quarterly report on Form 10‑Q.
Item 3.02. Unregistered Sales of Equity Securities.
The information in Item 8.01 below is incorporated into this Item 3.02 by reference.

Item 8.01. Other Events.
On November 15, 2017, the Operating Partnership issued 59,375 Class A common units of limited partner interest in the Operating Partnership ("OP units") and 8,218 Class B common units of limited partner interest in the Operating Partnership ("subordinated performance units"), as partial consideration for the acquisition of one self storage property from Newberg Storage LLC, an affiliate of Kevin Howard Real Estate Inc., d/b/a Northwest Self Storage ("Northwest"), one of the Company's existing participating regional operators ("PROs") and an affiliate of Kevin Howard, a trustee of the Company.
On December 14, 2017, the Operating Partnership issued 181,981 OP units and 121,320 subordinated performance units, including 60,660 subordinated performance units to Howard Family Limited Partnership I ("HFLP"), an affiliate of Kevin Howard, a trustee of the Company, as partial consideration for the acquisition of one self storage property from HFLP and unrelated third parties.
On January 4, 2018, the Operating Partnership issued 25,362 subordinated performance units to Move It B Units, LLC, an affiliate of one of the Company's existing PROs, as partial consideration for the acquisition of two self storage properties from an unrelated third party.
On January 10, 2018, the Operating Partnership issued 11,490 subordinated performance units to Personal Mini Storage NSA, LLC, an affiliate of one of the Company's existing PROs, as partial consideration for the acquisition of one self storage property from an unrelated third party.
On January 22, 2018 and December 31, 2017, the Operating Partnership issued 47,546 OP units, in the aggregate, in exchange for $1.3 million of principal payment reimbursements received during the year ended December 31, 2017 related to mortgages assumed in connection with the acquisition of 16 self storage properties from the PROs during the year ended December 31, 2014, which includes 1,505 OP units issued to HFLP, an affiliate of Kevin Howard, a trustee of the Company.
On February 1, 2018, January 11, 2018 and January 4, 2018, the Operating Partnership issued, in the aggregate, 316,103 6.000% Series A-1 cumulative redeemable preferred units of limited partnership interest in the Operating Partnership ("Series A-1 Preferred Units") and 464,056 OP units as consideration for the acquisition of a portfolio of fifteen self storage properties from an unrelated third party.
Following a specified lock up period after the respective dates of issuance set forth above, the OP units and Series A-1 Preferred Units issued by the Operating Partnership may be redeemed from time to time by holders for a cash amount per OP unit or Series A-1 Preferred Unit, respectively, equal to the market value of an equivalent number of common shares of beneficial interest of the Company ("Common Shares") or 6.000% Series A cumulative redeemable preferred shares of beneficial interest of the Company (Series A Preferred Shares"), respectively. The Company has the right, but not the obligation, to assume and satisfy the redemption obligation of the Operating Partnership described above by issuing one Common Share in exchange for each OP unit tendered for redemption and one Series A Preferred Share in exchange for each Series A-1 Preferred Unit tendered for redemption. The Company has elected to report early the private placement of its Common Shares that may occur if the Company elects to assume the redemption obligation of the Operating Partnership as described above in the event that OP units are in the future tendered for redemption.
Following a two year lock-up period, holders of subordinated performance units may elect, only upon the achievement of certain performance thresholds relating to the properties to which such subordinated performance units relate, to convert all or a portion of such subordinated performance units into OP units one time each year by submitting a completed conversion notice prior to December 1 of such year. All duly submitted conversion notices will become effective on the immediately following January 1. For additional information about the conversion or exchange of subordinated performance units into OP units, see Note 9 in Item 1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2017.
As of February 2, 2018, other than those OP units held by the Company, after reflecting the transactions described herein, 29,783,462 OP units of the Operating Partnership were outstanding (including 779,506 outstanding LTIP units and 1,834,786 outstanding OP units ("DownREIT OP units") in certain consolidated subsidiaries of the Operating Partnership, which are convertible into, or exchangeable for, OP units on a one-for-basis, subject to certain conditions).
The issuances described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Name:	Tamara D. Fischer
Title:	Executive Vice President and Chief Financial Officer

Date: February 2, 2018